UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2014

Armada Oil, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55128	98-0195748
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5220 Spring Valley Road

Suite 615

Dallas, TX 75254

(Address of principal executive offices, including zip code)

(972) 490-9595

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 1, 2014, Marceau Schlumberger resigned from the Board of Directors of Armada Oil, Inc. (the “Company”). Mr. Schlumberger will continue to serve on the Board of Directors of TNR Holdings, LLC (“TNRH”) and will remain actively involved in that enterprise. TNRH, which owns 100% of Tchefuncte Natural Resources, LLC and Mesa Gulf Coast, LLC, was formerly owned 100% by Mesa Energy, Inc. (“MEI”), a wholly owned subsidiary of the Company. As a result of the recently announced closing of Tranche B of the Company’s asset reallocation transaction with Gulfstar Resources, LLC (“Gulfstar”), MEI now owns a 39.7% interest in TNRH while Gulfstar owns 60.3%.

Mr. Schlumberger is the managing member of Gulfstar Manager, LLC which is the manager of Gulfstar and he owns a 3% interest in Gulfstar.

To the knowledge of our management, the resignation of Mr. Schlumberger from the Board of Directors of the Company did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Armada Oil, Inc.

Date: May 7, 2014

	By:	/s/ Randy M. Griffin
Name: Randy M. Griffin
Title: Chief Executive Officer

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